EXHIBIT 99.1


                                                                 [GRAPHIC]

                                                                   ELITE
                                                            --------------------
                                                            Pharmaceuticals Inc.



      ELITE PHARMACEUTICALS ENTERS INTO AN AGREEMENT WITH ORIT LABORATORIES

  - COMPANY EXPANDS PRODUCT PORTFOLIO BY IN-LICENSING ORAL CONTROLLED RELEASE
                          GENERIC PRODUCT FOR ANXIETY -

NORTHVALE, N.J.- January 12, 2006 - Elite Pharmaceuticals, Inc. ("Elite" or the "Company") (AMEX: ELI) has entered into a development and commercialization agreement with Orit Laboratories, LLC ("Orit"). Elite and Orit will co-develop and commercialize an extended release drug product for treatment of anxiety, and, upon completion of development, may license it for manufacture and sale.

 "We are very pleased to have developed this relationship with Orit Labs, a highly regarded company in the generic drug industry," said Bernard Berk, chairman and chief executive officer of Elite, "This development agreement expands Elite's diversified R&D portfolio of controlled release products which address niche segments of the market and include, pain, allergy anti-invectives, cardiovascular, and now anxiety. This agreement is consistent with our strategy to develop highly specialized difficult-to-formulate products, which have limited competition. These products also may be awarded periods of market exclusivity. This is Elite's fourth strategic partnership and second with Orit in the last twelve months."

ABOUT ELITE PHARMACEUTICALS
Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development of oral, controlled release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has one product currently being sold commercially and a pipeline of eight drug products under development in the therapeutic areas that include pain management, allergy, cardiovascular and infection. The addressable market for Elite's current pipeline of products exceeds $4.25 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING THOSE RELATED TO THE PRELIMINARY NATURE OF THE CLINICAL PROGRAM RESULTS AND THE POTENTIAL FOR FURTHER PRODUCT DEVELOPMENT, THAT INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE CONTROL OF ELITE OR ORIT, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANIES TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN PARTICULAR, BECAUSE SUBSTANTIAL FUTURE TESTING WILL BE REQUIRED PRIOR TO APPROVAL, THE RESULTS DESCRIBED ABOVE MAY NOT BE SUPPORTED BY ADDITIONAL DATA OR BY THE RESULTS OF SUBSEQUENT TRIALS. THESE RISKS AND OTHER FACTORS, INCLUDING THE TIMING OR RESULTS OF PENDING AND FUTURE CLINICAL TRIALS, REGULATORY REVIEWS AND APPROVALS BY THE FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AUTHORITIES, AND INTELLECTUAL PROPERTY PROTECTIONS AND DEFENSES, ARE DISCUSSED IN THE ELITE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS THE 10K, 10Q AND 8K REPORTS. THE COMPANIES UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.


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FOR FURTHER INFORMATION, CONTACT:

Investor Relations:
The Investor Relations Group
John Nesbett/Antima "Taz" Sadhukhan
Phone: 212-825-3210
or

FOR ELITE PHARMACEUTICALS, INC.
Dianne Will, Investor Relations
Phone: 518-398-6222  E-Mail: dwill@willstar.net
Website:  www.elitepharma.com